Exhibit (23)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 2003 included or incorporated by reference in this annual report on Form 10-K, into the Company's previously filed: Form S-8 Registration Statement, File Number 333-44471; Form S-3 Registration Statement, File Number 333-13929; and Form S-3 Registration Statement, File Number 333-74481.




                                                    /s/ Margolis & Company P.C.
                                                    ----------------------------
                                                    Margolis & Company P.C.
                                                    Certified Public Accountants





Bala Cynwyd, Pennsylvania
April 11, 2003